Exhibit 99.1

1

Pinnacle Accountancy Group of Utah

(a DBA of Heaton & Co., PLLC)

1438 N. Hwy 89, Ste. 120

Farmington, UT 84025

Ph. 801-447-9572

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Advanced Interactive Gaming, Inc.

Denver, CO

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Advanced Interactive Gaming, Inc.(the “Company”) as of September 30, 2019, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2019, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Prior Year Financial Statements

The financial statements of the Company as of and for the year ended September 30, 2018, were audited by other auditors, whose report dated January 13, 2020, expressed an unqualified opinion on those statements.

/s/ Pinnacle Accountancy Group of Utah, a DBA of Heaton & Co., PLLC

We have served as the Company’s auditor since 2019.

Farmington, UT

January 14, 2020

2

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of Advanced Interactive Gaming, LTD

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Advanced Interactive Gaming, LTD (the “Company”) as of September 30, 2018, the related statements of operations, stockholders’ equity, and cash flows for the year ended September 30, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2018, and the results of its operations and its cash flows for the year ended September 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Plante & Moran, PLLC

We have served as the Company’s auditor since 2018.

Denver, Colorado

January 13, 2020

3

Advanced Interactive Gaming, Inc.

Consolidated Balance Sheets

As of September 30, 2019 and 2018

	September 30,	September 30,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$34,324	$375,855
Royalties receivable	269,594	178,180
Accounts receivable, related party	8,970	8,970
Notes receivable, related party	10,000	-
Other assets	2,660	7,120
Total current assets	$325,548	$570,125

Royalty contracts, net of impairment	-	625,000
TOTAL ASSETS	$325,548	$1,195,125

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$84,401	$62,660
Accounts payable, related party	-	40,000
Dividends payable	-	240,000
Notes payable, related party	-	25,963
Interest payable, related party	-	4,559
Total current liabilities	84,401	373,182

LONG-TERM LIABILITIES:
Note payable, related party	750,000	2,750,000
Interest payable, related party	69,341	271,447
Total liabilities	903,742	3,394,629

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Class A Convertible Stock, $ 0.00001 par value; 10,000,000 shares authorized, 0 shares issued and outstanding as of September 30, 2019 and September 30, 2018	-	-
Preferred Class B Convertible Stock, $ 0.00001 par value; 10,000,000 shares authorized, 0 and 1,000,000 issued and outstanding as of September 30, 2019 and September 30, 2018	-	11
Common stock, $ 0.00001 par value; 30,000,000 shares authorized 6,175,000 and 27,640,000 issued and outstanding as of September 30, 2019 and September 30, 2018	62	276
Additional paid-in-capital	4,430,039	2,027,354
Accumulated deficit	(5,008,295)	(4,227,145)
Total stockholders’ equity (deficit)	(578,194)	(2,199,504)
Total liabilities and stockholders’ equity (deficit)	$325,548	$1,195,125

The accompanying notes are an integral part of these consolidated financial statements.

4

Advanced Interactive Gaming, Inc.

Consolidated Statements of Operations

For the Years Ended September 30, 2019 and 2018

	For the Years Ended,
	September 30,	September 30,
	2019	2018

Revenue - royalties	$334,394	$249,221

Operating expenses:
General, administrative and selling	332,640	322,663
Research and development	208,116	605,868
Amortization	625,000	1,333,333
Impairment of royalty contract	-	375,000
Total operating expenses	1,165,756	2,636,864

Loss before other expense	(831,362)	(2,387,643)

Other expense
Interest expense, related party	182,271	152,422
Other expense	7,517	5,995
Total other expense	189,788	158,417

Net loss	$(1,021,150)	$(2,546,060)

Loss per share, basic and fully diluted	$(0.04)	$(0.09)
Weighted average number of shares outstanding -
Basic and fully diluted	27,463,575	27,640,000

The accompanying notes are an integral part of these consolidated financial statements.

5

Advanced Interactive Gaming, Inc.

Statements of Changes in Stockholders’ Equity (Deficit)

For the Years Ended September 30, 2019 and 2018

	Preferred Stock		Preferred Stock				Additional
	Class A Convertible		Class B Convertible		Common Stock		Paid-In	Accumulated
	Shares	Par Value	Shares	Par Value	Shares	Par Value	Capital	Deficit	Total
Balance, September 30, 2017	-	$-	1,000,000	$11	27,640,000	$276	$2,027,354	$(1,561,086)	$466,555

Preferred stock class B dividends	-	-	-	-	-	-	-	(120,000)	(120,000)
Net loss	-	-	-	-	-	-	-	(2,546,059)	(2,546,059)

Balance, September 30, 2018	-	$-	1,000,000	$11	27,640,000	$276	$2,027,354	$(4,227,145)	$(2,199,504)

Issuance of common stock in recapitalization	-	$-	-	$-	6,175,000	$62	$24,238	$-	24,300
Preferred stock class B dividends	-	-	-	-	-	-	-	(120,000)	(120,000)
Redemption and cancellation of preferred stock	-	-	(1,000,000)	(11)	-	-	(89)	360,000	359,900
Common stock non cash exchange	-	-	-	-	(3,900,000)	$(39)	$(3,861)	-	(3,900)
Cancellation of common stock subscription	-	-	-	-	(1,000,000)	(10)	10	-	-
Redemption of common stock	-	-	-	-	(22,740,000)	(227)	(22,513)	-	(22,740)
Transfer and assignment of note payable to parent company							2,404,900		2,404,900
Net loss	-	-	-	-	-	-	-	(1,021,150)	(1,021,150)

Balance, September 30, 2019	-	$-	-	$-	6,175,000	$62	$4,430,039	$(5,008,295)	$(578,194)

The accompanying notes are an integral part of these consolidated financial statements.

6

Advanced Interactive Gaming, Inc.

Consolidated Statements of Cash Flows

For the Years Ended September 30, 2019 and 2018

	For the Year Ended,	For the Year Ended,
	September 30, 2019	September 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,021,150)	$(2,546,059)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	625,000	1,333,331
Impairment of assets	-	375,000
Changes in operating assets and operating liabilities:
Other assets	4,460	3,002
Royalties receivable	(91,414)	(76,063)
Accounts payable and accrued liabilities	21,441	(60,012)
Accounts payable, related party	(40,000)	13,842
Accrued interest, related party	182,272	152,422
Net cash used in operating activities	(319,391)	$(804,537)

CASH FLOWS FROM INVESTING ACTIVITIES:
Advance on notes receivable, related party	(10,000)	-
Net cash used in investing activities	$(10,000)	$-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	-	741,030
Payment on notes payable, related party	(10,000)	(10,000)
Redemption of common stock	(22,740)	-
Redemption of preferred stock	(100)	-
Proceeds from sale of common stock	20,700	-
Net cash provided by (used in) financing activities	(12,140)	731,030

Net change in cash and cash equivalents	(341,531)	(73,507)

Cash and cash equivalents, beginning of year	375,855	449,362

Cash and cash equivalents, end of year	$34,324	$375,855

Supplemental disclosure of cash flow information:
Interest Paid:	$-	$-
Income Taxes:	$-	$-

Transfer and assignment of related party note payable and accrued interest to parent company	$2,404,900	$-
Issuance of common stock in exchange for common stock in parent company	$3,900	$-
Accrual of dividends payable	$120,000	$120,000
Redemption and cancellation of preferred stock and accrued dividends	$360,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

7

Advanced Interactive Gaming, Inc.

Notes to the Consolidated Financial Statements

For the Years Ended September 30, 2019 and 2018

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

Advanced Interactive Gaming, Ltd (“AIG Ltd”), was incorporated in Bermuda on September 15, 2016. On September 24, 2019, AIG Ltd was acquired by Advanced Interactive Gaming, Inc. (“AIG Inc”), a Colorado Corporation, through a reverse recapitalization and share exchange agreement. As a result of the transaction, AIG Ltd became a wholly-owned subsidiary of AIG Inc. The consolidated entity is referred to collectively as the “Company.”

The Company has purchased two royalty interest agreements from Velocity Capital Ltd. in exchange for a $2 million note that was converted to AIG Inc preferred stock (Note 5). The royalty interests entitle the Company to a royalty stream from Stainless Games Ltd., for the revenues derived from the Carmageddon franchise over a five-year period, which currently includes the games Carmageddon Reincarnation, rebranded as Carmageddon Max Damage and Carmageddon Crashers.

The Company has used cash flows derived from the Carmageddon franchise to invest in additional game development with additional partners. Catch & Release and Interplanetary: Enhanced Edition were completed and launched in June 2018. Worbital launched on the PC Steam platform in February 2019 and is scheduled for a widespread launch on the Xbox One and PS4 platforms in October 2019. Going forward, the Company intends to continue to work with game developers as well as potentially working on developing games internally.

Plan of Operations:

The Company has incurred losses since its inception, has limited cash on hand at September 30, 2018, and negative equity. The Company’s plan is to grow significantly over the next few years through strategic game development partnerships, through internal game development and through the acquisition of independent game development companies globally.

The Company has taken much of the cash flow from its first royalty agreement and has invested in royalty agreements for the development of several other video games. By continuing to reinvest these royalties into agreements to develop new games, along with actively managing corporate overhead, management’s plan is to substantially increase its video game royalty portfolio and cash flow over the next several years.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the Securities and Exchange Commission (SEC). The acquisition of AIG Ltd by AIG Inc was a reverse recapitalization, resulting in the presentation of the historical financial statements of AIG Ltd with the results and operations of AIG Inc consolidated for the period of September 24, 2019 (the acquisition date) through September 30, 2019. Intercompany accounts and transactions have been eliminated, and the accompanying consolidated financial statements do not reflect the results or operations of Virtual Interactive Technologies Corp, of which AIG Inc is a wholly-owned subsidiary (Note 7). The Company has elected a September 30 year-end.

Fair Value of Financial Instruments

The Company adopted ASC 820, “Fair Value Measurements and Disclosures,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement, and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

-	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
-	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
-	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying value of cash, accounts receivable, accounts payables and accrued expenses are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.

8

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with original maturities of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 2019 or 2018.

Concentration of Credit Risk

Some of our US dollar balances are held in a Bermuda bank that is not insured. As of September 30, 2019 and 2018, uninsured deposits in the Bermuda bank totaled $27,612 and $339,126, respectively. Our management believes that the financial institution is financially sound and the risk of loss is low.

Royalties Receivable

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on historical collection experience and a review of the current status of accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change and that losses ultimately incurred could differ materially from the amounts estimated in determining the allowance. The Company has determined that no allowance is necessary as of September 30, 2019 and September 30, 2018.

Royalty Contracts and Research and Development Costs

The Company enters into agreements with third-party developers that require us to make payments for game development and production services. In exchange for our payments, we receive the exclusive publishing and distribution rights to the finished game title as well as, in some cases, the underlying intellectual property rights. Such agreements typically allow us to fully recover these payments, plus a profit, to the developers at an agreed upon royalty rate earned on the subsequent sales of such software, net of any agreed upon costs. Prior to establishing technological feasibility of a product, we record any costs incurred by third-party developers as research and development expenses. Subsequent to establishing technological feasibility of a product, we capitalize all development and production service payments to third-party developers as royalty contracts. The Company had no capitalizable research and development costs during the years ended September 30, 2019 or 2018.

Long-Lived Assets

The Company evaluates the recoverability of long-lived assets whenever events or changes in circumstances indicate that an asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to, (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company compares the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its estimated fair value. During the years ended September 30, 2019 and September 30, 2018, the Company recorded impairment charges of $0 and $375,000, respectively.

9

Revenue Recognition

On October 1, 2018, the Company adopted guidance contained in ASC 606, “Revenue Recognition.” The core principle of ASC 606 is that an entity should recognize revenue to depict the transfer of goods of services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASC 606 outlines the five-step revenue recognition model (along with other guidance impacted by this standard): (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations; (5) recognize revenue when or as the entity satisfies a performance obligation.

The Company has several contracts with video game developers that entitle us to royalty streams as a percentage of revenues generated by the game sales, which vary from contract to contract. As of September 30, 2019, the Company has four royalty contracts with three developers that are generating royalty revenue, and two royalty contracts for games that are in development.

Once a game has been developed and has met the terms of the underlying royalty agreement, the game is released for commercial sales. Per each contract, the Company will receive reports on a regular basis from the game developers’ sales platforms that identify the amount of game sales, from which consideration expected to be collected from the commercial customers is computed based on the applicable royalty percentages. Royalty revenue is based on a percentage of net receipts as defined in each customer agreement, and is recognized in accordance with the sale-based royalty provisions of ASC 606 which requires revenue recognition after the subsequent sales occur.  The Company’s performance obligation under each royalty contract as an investor in the game is complete once funds are advanced to the gaming developer. Subsequent consideration is then received by the Company from the developers in the amount of the Company’s percentage fee of royalty income (net receipts) received by the customer. Net receipts include all gross revenues received by the customer as a result of sales of the games or related exploitation less certain taxes, refunds, manufacturing costs, freight, and other items specified in the underlying contract.

Foreign Currency

The Company’s functional currency is the US dollar. With the exception of stockholders’ equity (deficit), all transactions that are originally denominated in foreign currency are translated to US dollars by our international customers on a monthly basis, when recognized by them and prior to paying royalties to the Company. All royalty revenues that are received and recognized by the Company, are recorded in U.S. dollars.

The Company has a Euro currency bank account located in Bermuda. This account is used for payments to vendors that bill the Company in a currency other than US dollars and for funds received from shareholders located outside the United States. As of September 30, 2019 and 2018, the Euro account had a balance of $-0- and 31,270 Euros, the equivalent of $36,729.

Foreign currency translation gains/losses are recorded in other accumulated comprehensive income (“AOCI”) based exchange rates prevalent on reporting dates for balance sheet items, and at weighted average exchange rates during the reporting period for the statement of operations. Foreign currency transactions gains/losses are recorded as other expense in the period of settlement. No AOCI items were present during the years ended September 30, 2019 and 2018, as all financial statement items were denominated in the US dollar. Losses from foreign currency transactions during the years ended September 30, 2019 and 2018 totaled $7,517 and $5,995, respectively.

Earnings per Share

The Company computes net earnings (loss) per share in accordance with ASC 260, “Earnings per Share.” ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from any dilutive securities. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. For the years ended September 30, 2019 and September 30, 2018 the only potentially dilutive securities were 1,000,000 Series B convertible preferred shares that are convertible into common shares on a one-for-one basis, but due to the net loss, no potentially dilutive common shares are calculated as outstanding during the period.

10

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as revenues and expenses reported for the period presented. The most significant estimates relate to the useful life and impairment of intangible assets and allowance for doubtful accounts. The Company regularly will assess these estimates and, while actual results may differ, management believes that the estimates are reasonable.

Income Taxes

The Company did not accrue corporate income taxes as they are incorporated in the country of Bermuda where there is no corporate income tax. The Company entered into two business combinations (Note 7) with US companies in September 2019, so will be subject to ASC 740, “Income Taxes,” in future reporting periods commencing the year ended September 30, 2020.

The Company evaluates its tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax position will more likely than not be sustained by the applicable tax authority and has determined that there are no significant uncertain tax positions.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees in accordance with the provisions of ASC 718, “Stock Compensation” (ASC 718) and “Equity-Based Payments to Non-Employees,” pursuant to ASC 505-50 (ASC 505-50). All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the grant date fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Recently-Issued Accounting Standards

The Company has evaluated recently-issued or enacted accounting pronouncements, and has determined that all such pronouncements either do not apply or their impact is insignificant to the financial statements.

11

Note 3 - Related Party Transactions

On March 29, 2018, the Company issued a $750,000, unsecured, promissory note to the Company’s CEO, Jason Garber, for a potential acquisition and for working capital. The actual funds received to date by the Company were $741,030, so $8,970 has been reported as notes receivable, related party. The note carries an interest rate of 6% per annum, compounding annually and matures on March 29, 2020. All principal and interest are due at maturity and there is no prepayment penalty for early repayment of the note. As of September 30, 2019 and 2018, total balance on the debt was $750,000 and accrued interest on the note totaled $69,341 and $22,808, respectively.

During the years ended September 30, 2019 and 2018, the Company incurred $0 and $40,000, respectively, in contract management services with an affiliate of our CEO.

Notes Payable, Velocity Capital Ltd

On September 30, 2016, the Company issued a $2,000,000, unsecured promissory note to a then-significant shareholder, Velocity Capital Ltd (“Velocity”), for partial payment of a royalty contract acquisition. The note carried an interest rate of 6% per annum, compounding annually, and was scheduled to mature on September 30, 2021. All principal and interest were due at maturity and there was no prepayment penalty for early repayment of the note. No payments had been made on the notes and accrued interest outstanding on the note at September 30, 2018 totaled and $248,639.

On October 6, 2016 and December 10, 2016, the Company issued unsecured promissory notes in the amounts of $16,463 and $25,000, respectively, to Velocity for payment of operating expenses on the Company’s behalf. The notes carried an interest rate of 6% per annum, compounding annually, and were due on demand. During the year ended September 30, 2019, the Company made a $10,000 principal payment, resulting in balances of principal and interest outstanding on the notes at September 30, 2018 of $15,963 and $4,559, respectively.

On September 27, 2019, the Company’s parent company, Virtual Interactive Technologies Corp. (Note 7) issued to Velocity 595,612 shares of series B preferred stock valued at $4.04 per share as repayment for total principal and interest owed of $2,015,963, and $388,937, resulting in $0 owed to Velocity at September 30, 2019.

Note 4 - Royalty Contracts

Royalty revenue recognized by the Company for the years ended September 30, 2019 and 2018 was $334,394 and $249,221, respectively.

The Company has two major royalty agreements (Customer A and Customer B). Customer A represented approximately 33% and 40% of revenues and royalty receivables, respectively, as of and for the year ended September 30, 2018. Customer B represented approximately 50% and 35% of revenues and royalty receivables, respectively, as of and for the year ended September 30, 2018.

Customer A represented approximately 50% of revenues and royalty receivables as of and for the year ended September 30, 2019. Customer B represented approximately 30% of revenues and royalty receivables as of and for the year ended September 30, 2019.

12

Note 5 – Stockholders’ Equity

Common Stock

At September 30, 2018, the Company had 27,640,000 shares of common stock outstanding with a par value of $0.001 per share. There were no common stock issuances during the year ended September 30, 2018.

On September 20, 2019, the Company issued 5,175,000 shares of AIG Inc common stock to various investors at $0.004 per share for $20,700.

On September 24, 2019, the Company issued 1,000,000 shares of AIG Inc common stock to its CEO, Jason Garber, in exchange for 3,900,000 common shares of AIG Ltd. On September 27, 2019, the Company redeemed in full 22,740,000 shares of AIG Ltd common stock to the stock’s original investors at their original issuance price of $0.001 per share, for total cash payment of $22,740. Concurrently, the Company cancelled 1,000,000 shares of AIG Ltd common stock that had been subscribed, but never fulfilled, leaving the 3,900,000 AIG Ltd shares as the only remaining AIG Ltd common shares issued and outstanding. As a result of the above transactions, AIG Ltd became a wholly-owned subsidiary of AIG Inc, and the Company effected a recapitalization, whereby 6,750,000 shares of AIG, Inc were issued and outstanding at September 30, 2019.

13

Preferred Stock

The Company is authorized to issue 10,000,000 each of Series A and B preferred shares at a par value of $0.0001, respectively. The Class B AIG Ltd preferred shareholders are entitled to a 6% annual, cumulative dividend and certain liquidation preferences. On a return of assets on a liquidation, reduction of capital or otherwise, the holders of the Class B Preferred Shares are entitled to participate pro rata in the distribution of the surplus assets of the Company remaining after payment of its liabilities and all accrued dividends due in respect of all Class A Preferred Shares prior and in preference to any payment or distribution to the holders of the Common Shares and all other classes and series of equity securities of the Company thereafter designated and issued. Within five years of issuance and immediately prior to the consummation of a liquidity event, the Company may, at its option, redeem the preferred stock at a price equal to the original price plus accrued but unpaid dividends on the date of redemption. The Class B Shares are convertible into Common Shares on a one-for-one basis following a simple majority vote passed by the holders of the Class B Shares.

Any Class A Shares that are issued will have the same rights and privileges as the Class B Preferred Shares and they will have priority over the Class B Preferred Shares with regard to all dividends and distributions.

As of September 30, 2018, AIG Ltd had 0 shares of Class A preferred stock issued and outstanding and 1,000,000 shares of Class B preferred stock issued and outstanding with a sole shareholder, and had accrued $240,000 in dividends payable on the issued and outstanding shares of Class B preferred stock. During the year ended September 30, 2019, AIG Ltd accrued an additional $120,000 in dividends payable, resulting in $360,000 total dividends payable. On September 24, 2019, the preferred shareholder sold its shares back to the Company for $100, at which point the 1,000,000 preferred shares  and $360,000 in accrued dividends were cancelled.

14

Note 6 – Commitments and Contingencies

We were not subject to any legal proceedings during the years ended September 30, 2019 or 2018 and none are threatened or pending to the best our knowledge and belief.

Note 7 – Business Combinations

On September 20, 2019, the Company issued 5,175,000 shares of AIG Inc common stock to various investors, for a $0.004 per share for $20,700. On September 24, 2019, AIG Inc acquired AIG Ltd through a share exchange agreement whereby AIG Ltd’s sole shareholder exchanged the 3,900,000 total issued and outstanding shares of AIG Ltd for 1,000,000 shares of AIG Inc, making AIG Ltd a wholly-owned subsidiary of AIG Inc. On September 27, 2019, AIG Inc executed a share exchange agreement with Virtual Interactive Technologies Corp. (f/k/a Mascota Resources, Corp.) (“VIT”), whereby AIG Inc shareholders exchanged their 6,175,000 common shares of AIG Inc for receipt of 6,175,000 common shares of VIT in a reverse merger transaction. The 6,175,000 shares constituted 100% of the issued and outstanding shares of AIG Inc, making AIG Inc a wholly-owned subsidiary of VIT.

On September 27, 2019, VIT issued 595,612 shares of Series B preferred stock in full payment of outstanding loans and accrued interest totaling $2,404,900 to Velocity Capital. The loans were payable by AIG prior to the reverse merger that were paid by the issuance of the Company’s preferred stock after the merger.

Note 8 Subsequent Events

The Company has evaluated events subsequent to the balance sheet date through the date these financial statements were issued and determined that there are no events requiring disclosure.

15